Exhibit 5.3

September 16, 2011

FriendFinder Networks Inc.

6800 Broken Sound Parkway, Suite 200

Boca Raton, Florida 33487-8242

Ladies and Gentlemen:

We have acted as special California counsel to FriendFinder Networks Inc., a Nevada corporation (the “FFN”), Interactive Network, Inc., a Nevada corporation (“INI” and together with FFN, the “Issuers”), and the direct or indirect subsidiaries of FFN identified on Schedule 1 hereto (collectively, the “California Guarantors”) in connection with the filing of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of (i) up to $235,331,887 aggregate principal amount of the Issuers’ 14% Senior Secured Notes Due 2013 (the “Senior Secured Exchange Notes”) and the guarantees of the Senior Secured Exchange Notes by the California Guarantors (the “Senior Secured Guarantees”), each to be issued pursuant to that certain Indenture, dated as of October 27, 2010, by and among FFN, INI, the subsidiaries of FFN (other than INI) party thereto, including the California Guarantors (collectively, the “Subsidiary Guarantors”), as guarantors, and U.S. Bank National Association (“U.S. Bank”), as trustee (as modified and supplemented by those certain Joinder Agreements, each dated as of November 12, 2010, made by each of NAFT News Corporation, a California corporation (“NAFT”), and Playtime Gaming Inc., a California corporation (“Playtime”), and as further modified and supplemented by that certain Joinder Agreement, dated as of January 4, 2011, made by FriendFinder Ventures Inc., a Nevada corporation (“FFV”), the “Senior Secured Notes Indenture”), in exchange for a like amount of the Issuers’ outstanding 14% Senior Secured Notes Due 2013 and the related guarantees, (ii) up to $10,630,667 aggregate principal amount of the Issuers’ 14% Cash Pay Secured Notes Due 2013 (the “Cash Pay Exchange Notes”) and the guarantees of the Cash Pay Exchange Notes by the California Guarantors (the “Cash Pay Guarantees”), each to be issued pursuant to that certain Indenture, dated as of October 27, 2010, by and among FFN, INI, the Subsidiary Guarantors, as guarantors, and U.S. Bank, as trustee (as modified and supplemented by those certain Joinder Agreements, each dated as of November 12, 2010, made by each of NAFT and Playtime, and as further modified and supplemented by that certain Joinder Agreement, dated as of January 4, 2011, made by FFV, the “Cash Pay Notes Indenture”), in exchange for a like amount of the Issuers’ outstanding 14% Cash Pay Secured Notes Due 2013 and the related guarantees, (iii) up to $250,849,125 aggregate principal amount of the Issuers’ 11.5% Convertible Non-Cash Pay Secured Notes Due 2014 (the “Non-Cash Pay Exchange Notes”) and the guarantees of the Non-Cash Pay Exchange Notes by the California Guarantors (the “Non-Cash Pay Guarantees”), each to be issued pursuant to that certain Indenture, dated as of October 27, 2010, by and among FFN, INI, the Subsidiary Guarantors, as guarantors, and U.S. Bank, as trustee (as modified and supplemented by those certain Joinder Agreements, each dated as of November 12, 2010, made by each of NAFT and Playtime, and as further modified and supplemented by that certain Joinder Agreement, dated as of January 4, 2011, made by FFV, the “Non-Cash Pay Notes Indenture”), in exchange for a like amount of the Issuers’ outstanding 11.5% Convertible Non-Cash Pay Secured Notes Due 2014 and the related guarantees, and (iv) 8,310,763 shares of FFN’s common stock, par value $0.001 per share, issuable by FFN upon conversion of the Non-Cash Pay Exchange Notes.  This opinion letter is being issued at the request of the Issuers and the California Guarantors (collectively, the “Companies”).

100 North City Parkway, Suite 1600 | Las Vegas, NV 89106-4614        702.382.2101 tel
Brownstein Hyatt Farber Schreck, LLP | bhfs.com        702.382.8135 fax

FriendFinder Networks Inc.
September 16, 2011

The Senior Secured Exchange Notes, the Cash Pay Exchange Notes and the Non-Cash Pay Exchange Notes are hereinafter referred to collectively as the “Exchange Notes”.  The Senior Secured Notes Indenture (including the Senior Secured Guarantees set forth in Article X thereof), the Cash Pay Notes Indenture (including the Cash Pay Guarantees set forth in Article X thereof), and the Non-Cash Pay Notes Indenture (including the Non-Cash Pay Guarantees set forth in Article X thereof) are hereinafter referred to collectively as the “Indentures”.  The Exchange Notes and the Indentures are hereinafter referred to collectively as the “Notes Documents”.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Companies in connection with the authorization and issuance of the Exchange Notes, as described in the Registration Statement.  For purposes of this opinion letter, and except to the extent set forth in the numbered opinion paragraphs below, we have assumed all such proceedings will be timely completed in the manner presently proposed and the terms of such issuance will be in compliance with applicable laws.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of the Registration Statement, the Indentures, the forms of the Exchange Notes, the articles of incorporation and bylaws of each of the California Guarantors, the resolutions of the board of directors of each of the California Guarantors with respect to the Notes Documents and the transactions contemplated thereby, and such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter.  We have also obtained from officers and other representatives and agents of each of the California Guarantors and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing, in our examination and in rendering this opinion letter, we have, with your permission, assumed without independent verification, that (i) the statements of fact and representations and warranties set forth in the documents we reviewed are true and correct as to factual matters; (ii) each natural person executing a document has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (iv) all corporate records made available to us by the California Guarantors, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of California.  The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of California, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction.  We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, any state securities or “Blue Sky” laws, rules or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.

Each of the California Guarantors is validly existing as a corporation and in good standing under the laws of the State of California.

FriendFinder Networks Inc.
September 16, 2011

2.

Each of the California Guarantors has the corporate power and authority to execute and deliver, and to perform its obligations under, the Notes Documents to which it is a party.

3.

The execution and delivery by each of the California Guarantors of, and the performance by such entity of its obligations under, the Notes Documents to which it is a party have been duly authorized by such California Guarantor.  Each of the California Guarantors has duly executed and delivered each of the Indentures.

The opinions expressed herein are based upon the applicable laws of the State of California and the facts in existence as of the date of this opinion letter.  In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective.  No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference therein to our firm under the heading “Legal Matters.”  In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion letter may not be relied upon for any other purpose, or otherwise circulated or furnished to, or relied upon, quoted from, or referred to for any other purpose without our prior written consent in each instance, except that, subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Akerman Senterfitt LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to FFN relating to the Exchange Notes, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP

FriendFinder Networks Inc.
September 16, 2011

Schedule 1

California Guarantors

1. Big Ego Games Inc.
2. Big Island Technology Group, Inc.
3. Confirm ID, Inc.
4. Danni Ashe, Inc.
5. Fastcupid, Inc. (f/k/a Spring Street Personals, Inc.)
6. FriendFinder California Inc. (f/k/a FriendFinder Network, Inc.)
7. FRNK Technology Group
8. Global Alphabet, Inc. (f/k/a Conru Interactive, Inc.)
9. Medley.com Incorporated (f/k/a Global Office Leasing, Inc.)
10. NAFT News Corporation
11. Playtime Gaming Inc.
12. PPM Technology Group, Inc.
13. Sharkfish, Inc.
14. Streamray Studios Inc.
15. Tan Door Media Inc.
16. Traffic Cat, Inc.
17. Transbloom, Inc.
18. Various, Inc. (f/k/a FriendFinder, Inc.)
19. Video Bliss, Inc.
20. West Coast Facilities Inc. (f/k/a Penthouse Media Group (CA) Inc.)